EXHIBIT 10.5






                    THIS INSTRUMENT PREPARED BY AND TO BE
                    RETURNED TO:
                    SEAN P. KENNEDY, ESQ.
                    PORTES, SHARP, HERBST, KRAVETS & FOX, LTD.
                    333 West Wacker Drive, Suite 500
                    Chicago, Illinois 60606
                    (312) 372-1555


           MORTGAGE FOR ADJUSTABLE INTEREST RATE LOAN


     THIS MORTGAGE FOR ADJUSTABLE INTEREST RATE LOAN ("Mortgage") is made this 22nd day of November, 1989, between DECADE COMPANIES INCOME PROPERTIES - A LIMITED PARTNERSHIP, a Wisconsin limited partnership, whose address is Brookfield Lakes Corporate Center, 18000 West Sarah Lane, Brookfield, Wisconsin 53005 ("Mortgagor"), and HOME SAVINGS OF AMERICA, F.A., a federally chartered savings and loan association, whose address is P.O. Box 7075, Pasadena, California, 91109-7075 ("Lender").

     WITNESSETH: Mortgagor hereby grants, conveys and mortgages to Lender the real property legally described on the legal description rider attached hereto as Exhibit A, which real property is located in Madison, Dane County, Wisconsin; together with all interest which Mortgagor now has or may hereafter acquire in or to said real property, and in and to: (a) all easements and rights of way appurtenant thereto, and all heretofore or hereafter vacated alleys and streets abutting said real property; (b) all buildings, structures, tenements, improvements, fixtures and appurtenances now or hereafter placed thereon, including, but not limited to, all fixtures, apparatus, machinery, equipment, engines, boilers, incinerators, building materials, appliances and goods of every nature whatsoever now or hereafter located in, or on, or used, or intended to be used in connection with said real property, including, but not limited to, those for the purposes of supplying or distributing air cooling, air conditioning, gas, electricity, water, air, refrigeration, ventilation, laundry, drying, dishwashing, garbage disposal and other services; and all related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bathtubs, water heaters, water closets, sinks, ranges, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors,



PROPERTY STREET ADDRESS:      237-293 and 301-417 North Thompson
                              Drive, Madison, Wisconsin

PERMANENT TAX PARCEL NUMBER(S):    0710-032-1503-7
                                   0710-032-1502-9

cabinets, panelling, rugs, attached floor coverings, furniture, pictures, antennae, trees and plants, and pool equipment, it being intended and agreed that such items, including replacements and additions thereto be conclusively deemed to be affixed to and be part of the real property that is conveyed hereby; (c) all cabinets, shelving, furniture, displays, lights, machinery and other trade fixtures attached or otherwise installed on said real property used for a trade or business, it being intended and agreed that such items, including replacements and additions thereto, be conclusively deemed to be affixed to and be part of the real property that is conveyed hereby; (d) all royalties, minerals, oil and gas rights and profits, water and water rights (whether or not appurtenant) owned by Mortgagor and shares of stock pertaining to such water or water rights, ownership of which affects said real property; (e) the rents, income, issues, and profits of all properties covered by this Mortgage; and (f) all accounts, accounts receivable, chattel paper, insurance claims, condemnation awards, general intangibles, contract rights, instruments, documents and other rights of Mortgagor arising out of or related to Mortgagor's ownership of such property, all of which is collectively referred to herein as the "Property." Mortgagor agrees to execute and deliver, from time to time, such further instruments as may be requested by Lender to confirm the lien of this Mortgage on any such Property.

     Mortgagor absolutely and irrevocably grants, transfers and assigns to Lender the rents, income, issues, and profits of all Property covered bs this Mortgage.

FOR THE PURPOSE OF SECURING:

     (1) The payment of the sum of FOUR MILLION ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,100,000.00), together with interest thereon, according to the terms of a certain Promissory Note Adjustable Interest Rate ("Note") of even date herewith made by Mortgagor payable to Lender or order, and all modifications, extensions or renewals thereof:

     (2) The payment of such sums as may be incurred, paid out, or advanced by Lender, or may otherwise be due to Lender, under any provision of this Mortgage or said Note and all modifications, extensions or renewals hereof or thereof;

     (3) The performance of each agreement of Mortgagor contained herein or incorporated herein by reference or contained in any papers executed by Mortgagor relating to the loan secured hereby;

     (4) The performance, if the loan secured hereby or any part thereof is for the purpose of constructing improvements on the Property, of each provision or agreement of Mortgagor contained in any construction loan agreement or other agreement between Mortgagor and Lender relating to such Property;

     (5) The performance and keeping by Mortgagor of each of the covenants and agreements required to be kept and performed by Mortgagor pursuant to the terms of any lease and any and all other instruments creating
          Mortgagor's interest in or defining Mortgagor's right in respect to the Property:

     (6) Compliance by Mortgagor with each and every monetary provision to be performed by Mortgagor under any Declaration of Covenants, Conditions and Restrictions pertaining to the Property or any Declaration of Condominium Ownership and upon written request of Lender, the enforcement by Mortgagor of any covenant to pay maintenance or other charges:

     (7) The performance of all agreements of Mortgagor to pay fees and charges to Lender whether or not herein set forth; and

     (8) The payment of charges, as allowed by law when such charges are made, for any statement regarding the obligation secured hereby.

It is expressly understood that there are no agreements for any future advances under this Mortgage.

TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR AGREES:

     (1) Construction of Improvements. To complete in good and workmanlike manner any building or improvement or repair relating thereto which may be begun on such Property or contemplated by the loan secured hereby, to pay when due all costs and liabilities incurred therefor, and not to permit any mechanic's lien against the Property, nor any stop notice against any loan proceeds. Mortgagor also agrees, anything in this Mortgage to the contrary notwithstanding: (a) to commence work promptly and to complete any proposed improvements promptly; (b) to complete same in accordance with plans and specifications as approved by Lender; (c) to allow Lender to inspect such Property at all times during construction; (d) to replace any work or materials unsatisfactory to Lender, within fifteen
          (15) days after written notice from Lender of such fact, which notice may be given to Mortgagor by certified mail, as herein provided.

     (2) Repair and Maintenance of Property. To keep the Property in good condition and repair, not to substantially alter, remove or demolish any buildings thereon, to restore promptly and in good workmanlike manner any buildings which may be damaged or destroyed including, without restricting the generality of the foregoing, damage from termites and earth movement, fire or other casualty, to pay when due all claims for labor performed and materials furnished in connection with such Property and not to permit any mechanic's lien against such Property, to comply with all laws affecting such Property or requiring any alterations or improvements to be made thereon; not to commit or permit waste thereon; not to commit, suffer or permit any act upon such Property in violation of law; to cultivate, irrigate, fertilize, fumigate and prune and to do all other acts that from the character or use of such Property may be reasonably necessary to keep such Property in the same condition (reasonable wear and tear excepted) as of the date of this Mortgage.

     (3) Fire and Casualty Insurance. To provide and maintain in force, at all times, fire and extended coverage insurance with respect to such Property in an amount equivalent to the full replacement cost of the improvements but not less than the face amount of this Mortgage. Each policy of such insurance shall be in form and content and by such companies, as may be reasonably satisfactory to Lender, with loss payable in favor of Lender, and shall be delivered to, and remain in the possession of Lender. Mortgagor shall furnish Lender with written evidence showing payment of all premiums therefor. At least thirty (30) days prior to the expiration of any insurance policy, a policy renewing or extending such expiring insurance shall be delivered to Lender with written evidence showing payment of the premium therefor, and, in the event that any such insurance policy and evidence of payment of the premium are not so delivered to Lender, Mortgagor by executing this Mortgage specifically authorizes Lender in Lender's sole discretion to obtain such insurance from time to time at Mortgagor's cost.
          Lender may, from time to time, require insurance appraisals or other evidence that the insurance is equivalent to the full replacement cost of the improvements and may require increased insurance to provide full replacement cost coverage or to cover any increased loan amount due to negative amortization. Lender shall not be chargeable with obtaining or maintaining such insurance or for any insolvency of any insurer or insurance underwriter. Lender, from time to time, may furnish to any insurance agency or company, or any other person, any information contained in or extracted from any insurance policy theretofore delivered to Lender pursuant hereto, and any information concerning the loan secured hereby. Mortgagor hereby assigns to Lender all unearned premiums on any such policy, and agrees that any and all unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the property conveyed at any sale held hereunder pursuant to the foreclosure of this Mortgage.

     (4) Rent Insurance and Additional Insurance. Mortgagor shall also maintain, at its sole cost and expense, rent insurance from loss of income from the improvements by reason of any hazard covered by the insurance covered by Paragraph 3 above in an amount sufficient to avoid any co-insurance penalties and in any case, for one year's gross rental from said improvements, comprehensive liability including property damage insurance in the face amount of at least One Million Dollars ($1,000,000.00), which insurance shall name Lender as an additional insured. Evidence that such insurance is in full force and effect shall be provided to Lender and all such policies shall provide that Lender is to receive at least thirty (30) days written notice of any cancellation. Mortgagor shall also provide Lender with evidence that workmen's compensation insurance is maintained for all persons employed in the operation of the Property.

     (5) Taxes and Other Sums Due. To pay, satisfy and discharge: (a) at least ten (10) days before delinquency, all general and special taxes affecting such Property; (b) when due, all special assessments for public improvements; and (c) on demand of Lender but in no event later than the date such amounts become due (i) all encumbrances, charges and liens, with interest, on such Property, or any part thereof, which are, or appear to Lender to be prior to or superior hereto, (ii) all costs, fees and expenses of making such demand or removing such liens whether or not described herein, (iii) such other charges as the Lender may deem reasonable for services rendered by Lender and furnished at the request of Mortgagor or any successor in interest to Mortgagor, (iv) if the Property includes a leasehold estate, all payments and obligations required of the Mortgagor or its successor in interest under the terms of the instrument or instruments creating such leasehold, and (v) all payments and monetary obligations required of the owner of the Property under any declaration of covenants or conditions or restrictions pertaining to the Property or any modification thereof. Should Mortgagor fail to make any such payment, Lender without contesting the validity or amount may elect to make or advance such payment together with any costs, expenses, fees, or charges relating thereto and to add such amounts to the amounts due under this Mortgage and said Note. Mortgagor agrees to notify Lender immediately upon receipt by Mortgagor of notice of any increase in the assessed value of such Property. Mortgagor agrees to notify Lender and, if required by law, appropriate taxing authorities, immediately upon the happening of any event which does or may affect the value of the Property, the amount or basis of the Property, or the availability of any exemption to which Mortgagor is or may be entitled.

               In the event of the passage of any law deducting from the value of real property for the purposes of taxation any lien thereon, or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes, or the manner of the collection of any such taxes including, but not limited to, the postponement of the payment of all or any part of any real or personal property taxes, so as to affect this Mortgage, the holder of the Note shall have the right to declare the entire principal sum and the interest due on a date to be specified by not less than sixty (60) days written notice to be given to Mortgagor by Lender; provided, however, that such election shall be ineffective if Mortgagor is permitted by law to pay the whole of such tax in addition to all other payments required hereunder and if, prior to such specified date, does pay such tax and agrees to pay any such tax when hereafter levied or assessed against such property, and such agreement shall constitute a modification of this Mortgage.

     (6) Impounds. In the event of a default hereunder, and if Lender shall so request, to pay to Lender in addition to any other payments required hereunder, monthly advance installments, as estimated by Lender, for taxes, assessments, insurance premiums, ground rents or other obligations secured by this Mortgage (hereinafter in this paragraph referred to as "such obligations") for the purpose of establishing a fund to insure payment when due, or before delinquency, of any or all of such obligations required to be paid as to the Property. If the amounts paid to Lender under the provisions of this paragraph are insufficient to discharge the obligations of Mortgagor to pay such obligations as the same become due or delinquent, Mortgagor shall pay to Lender, upon Lenders demand, such additional sums as are necessary to pay such obligations. All monies paid to Lender under this paragraph may be intermingled with other monies of Lender and shall not bear interest, except as required by law. Lender may pay such obligations whether before or after they become due and payable. In the event of a default in the payment of any monies due on the indebtedness secured hereby, default of any obligation secured hereby, or default in the performance of any of the covenants and obligations of this Mortgage, then any balance remaining from monies paid Lender under the provisions of this paragraph may, at the option of Lender, be applied to the payment of principal, interest or other obligations secured hereby in lieu of being applied to any of the purposes for which the impound account is established. Lender will make such reports of impounds as are required by law.

     (7) Assignment of Awards and Damages to Lender. All sums due, paid, or payable to Mortgagor or any successor in interest to Mortgagor of such Property whether by way of judgment, settlement or otherwise: (a) for injury or damage to such Property; (b) in connection with the transaction financed by the loan secured hereby; or (c) in connection with any condemnation for public use of or injury to such Property, or any part thereof, is hereby assigned and shall be paid to Lender. Lender shall be entitled, at its option, to commence, intervene in, appear in and prosecute in its own name, any action or proceeding or to make any compromise or settlement, in connection with any such taking or damage. Mortgagor agrees to execute such further assignments of any compensation, award, damage, rights of action and proceeds as Lender may require.

     (8)  Disposition of the Proceeds of any Insurance Policy,
          Condemnation or other Recovery.

          (a) Proceeds of Insurance. The Mortgagor will give the Lender prompt notice of any damage to or destruction of the Property, and:

               (i) In the case of loss covered by policies of insurance, the Lender (or, after entry of decree of foreclosure, the purchaser at foreclosure sale or creditor, as the case may
                    be) is hereby authorized at its option
                    either: (a) to settle and adjust any claim under such policies without the consent of the Mortgagor; or (b) allow the Mortgagor to agree with the insurance company or companies on the amount to be paid upon the loss; provided, that the Mortgagor may itself adjust losses aggregating not in excess of Fifty Thousand Dollars ($50,000.00), and further that in any case the Lender shall, and is hereby authorized to, collect and receipt for any insurance proceeds; and the expenses incurred by the Lender in the adjustment and collection of insurance proceeds shall be so much additional indebtedness hereby secured, and shall be reimbursed to the Lender upon demand;

              (ii) In the event of any insured damage to or destruction of the Property or any part thereof (herein called an "insured casualty") and if, in the reasonable judgment of the Lender, the Property can be restored to an architectural and economic unit of the same character and value as the same was prior to the insured casualty, and adequately securing the outstanding balance of the indebtedness hereby secured and the insurers do not deny liability to the insured, then, if no events of default as hereinafter defined shall have occurred and be then continuing, the proceeds of insurance shall be applied to reimburse the Mortgagor for the cost of restoring, repairing, replacing or rebuilding (herein generally called "restoring") the Property or any part thereof subject to an insured casualty, as provided for in Section 8(c) hereof;

             (iii) If in the reasonable judgment of the Lender the Property cannot be restored to an architectural and economic unit as provided for in Subsection (a)(ii) above, then at any time from and after the insured casualty, upon sixty (60) days' written notice to Mortgagor, Lender may declare the entire balance of the indebtedness hereby secured to be due and payable at the expiration of such sixty (60) day period;

              (iv) Except as provided for in Subsection (a) (ii) of this Paragraph 8, Lender shall apply the proceeds of insurance (including amounts not required for the restoring effected in accordance with Subsection (a) (ii) above) consequent upon any insured casualty upon the indebtedness hereby secured, in such order or manner as the Lender may elect;

               (v) In the event that proceeds of insurance, if any, shall be made available to the Mortgagor for the restoring of the Property, Mortgagor hereby covenants to restore the same to be of at least equal value and of substantially the same character as prior to such damage or destruction; all to be effected in accordance with plans and specifications to be first submitted to and approved bs the Lender; and

              (vi)  Any portion of the insurance proceeds
                    remaining after payment in full of the
                    indebtedness hereby secured shall be paid to Mortgagor or as ordered by a court of competent jurisdiction.

          (b) Condemnation. The Mortgagor will give Lender prompt notice of any proceeding instituted or threatened, seeking condemnation or taking by eminent domain or any like process (hereby generally called a "taking") of all or any part of the Property including damages to grade, and;

               (i) Mortgagor hereby assigns, transfers and sets over unto Lender the entire proceeds of any award received from any taking;

              (ii) If in the reasonable judgment of the Lender the Property can be restored to an architectural and economic unit of the same character and not less valuable than the Property prior to such taking and adequately securing the outstanding balance of the indebtedness hereby secured, then if no event of default, as hereinafter defined, shall have occurred and be then continuing, the award shall be applied to reimburse the Mortgagor for the cost of restoring the portion of the Property remaining after such taking, as provided for in Section 8(c) hereof;

             (iii) If in the reasonable judgment of the Lender the Property cannot be restored to an architectural and economic unit as provided for in Subsection (b) (ii) above, then at any time from and after the taking, upon sixty
                    (60) days' written notice to Mortgagor,
                    Lender may declare the entire balance of the indebtedness hereby secured to be due and payable at the expiration of such sixty (60) day period;

              (iv) Except as provided for in Subsection (b) (ii) of this Paragraph 8, Lender shall apply any award (including the amount not required for restoration effected in accordance with Subsection (b) (ii) above) upon the indebtedness hereby secured in such order or manner as Lender may elect;

               (v) In the event that any award shall be made available to the Mortgagor for restoring the portion of the Property remaining after a taking, Mortgagor hereby covenants to restore the remaining portion of the Property to be of at least equal value and of substantially the same character as prior to such taking; all to be effected in accordance with plans and specification to be first submitted to and approved by Lender; and

              (vi) Any portion of any award remaining after payment in full of the indebtedness hereby secured shall be paid to Mortgagor or as ordered by a court of competent jurisdiction.

          (c)  Disbursement of Insurance Proceeds and
               Condemnation Award. In the event the Mortgagor is entitled to reimbursement out of insurance proceeds or any award held by the Lender, such proceeds shall be disbursed from time to time upon the Lender being furnished with satisfactory evidence of the estimated cost of completion of the restoration (with funds or assurances satisfactory to the Lender that such funds are available sufficient in addition to the proceeds of insurance or award, to complete the proposed restoration) and with such architect's certificates, waivers of lien, contractor's sworn statements and such other evidence of costs and of payment as the Lender may reasonably require and approve; and the Lender may, in any event, require that all plans and specifications for such restoration be submitted to and approved by Lender prior to commencement of work. No payment made prior to the final completion of the restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance or the award shall be disbursed prior to disbursement of such proceeds; and at all times the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for the purpose or irrevocably committed to the satisfaction of the Lender by or on behalf of the Mortgagor for the purpose of restoring the Property, shall be at least sufficient in the reasonable judgment of the Lender to pay for the cost of completion of the restoration, free and clear of all liens or claims for lien. Lender may require that all funds disbursed under this Paragraph 8(c) shall be disbursed through an escrow of a title insurance company selected by Lender which shall pass on the sufficiency of all lien waivers. The escrow costs of any such title insurance company shall be included in the cost of reconstruction and paid from such funds.

          (d) Awards for Injury or Damages in Connection with the Transaction Financed by the Loans Secured Hereby. The amount received by Lender respecting the Property for injury or damage in connection with the transaction financed by the loan secured hereby may, at the sole option of the Lender, be applied by Lender upon the indebtedness secured hereby and in such order as Lender may determine or, without reducing the indebtedness secured hereby, may be released to Mortgagor, or may be partially applied by Lender as aforesaid and partially released to Mortgagor. No application, use or release shall cure or waive any default or notice of default hereunder or invalidate any act done Pursuant to such notice of default.

          (e) Interest on Proceeds of Insurance, Condemnation Award or Other Recovery. So long as no event of default shall have occurred and be continuing, any proceeds of insurance or any award or other recovery, as the case may be, or funds of Mortgagor held in the hands of Lender for the purpose of restoration as specified in this Paragraph 8, shall be placed in an interest bearing account bearing the highest rate of interest available, giving consideration to the amount of deposit and the requirement that funds on deposit be available upon demand (herein called the "disbursement account") under the control of the Lender, or its designated agent, at such bank or savings and loan association including the Lender, or other depository satisfactory to Lender, and in connection therewith:

               (i) Withdrawal from the disbursement account shall be made only by the Lender, or its designated servicing or escrow agent as the case may be;

              (ii)  Subject to the provisions of Subsection 8(e)
                    (iii), funds in the disbursement account from time to time shall be applied solely for the purpose of paying or reimbursing Mortgagor for the cost of restoring as provided for in this Paragraph 8;

             (iii) Funds in the disbursement account shall be and hereby are pledged as additional collateral and security for the indebtedness hereby secured, and, upon the occurrence of any event of default, such funds may be applied by Lender upon the indebtedness hereby secured in such order and manner as the Lender may elect; and

              (iv) Prior to the occurrence of any event of default, interest earned upon the disbursement account shall accrue to Mortgagor and to the extent not required to pay for the cost of restoring in accordance with the provisions of this Paragraph 8, shall be paid to Mortgagor upon completion of the restoring; provided, that upon the occurrence of any event of default the Lender may in its discretion withdraw all or any funds in the disbursement account and apply the same upon the indebtedness hereby secured in such order and manner as Lender may in its sole discretion determine.

     (9) Litigation. Mortgagor shall defend this Mortgage in any action or proceeding purporting to affect the Property whether or not it affects the security hereof and file and prosecute all necessary claims and actions to prevent or recover for any damage to or destruction of the Property; and Lender is hereby authorized, without obligation so to do, to commence, appear in, or defend any such action, whether brought by or against Mortgagor or Lender, or with or without suit, to exercise or enforce any other right, remedy, or power available or conferred hereunder, whether or not judgment be entered in any action or proceeding, and retain counsel therein, and take such action therein, as either may be advised, and may, upon ten (10) days written notice to Mortgagor, settle, compromise or pay the same or any other claims and, in that regard and for any of such purposes, may expend and advance such sums of money as either may deem necessary. Whether or not Mortgagor so appears or defends, all costs and expenses of Lender, including without limitation costs of evidence of title, reasonable attorneys' fees, transcript costs and expenses of preparing for or appearing in any such action or proceeding, in which Lender may appear as in this paragraph; provided, irrespective of whether the interest of Lender in the Property is directly questioned by such action, including but not limited to any action for the condemnation or partition of the Property and any suit brought by Lender to foreclose this Mortgage, shall be additional indebtedness secured hereby due and payable on Lender's demand.

     (10) Lender's Right to Make Advances Etc. Should Mortgagor fail to make any payment, or to do any act as provided in this Mortgage, or fail to perform any obligation secured by this Mortgage, after notice and applicable grace period provided in Paragraph 17 hereof, or do any act Mortgagor agreed not to do, Mortgagor shall be in default under this Mortgage. Lender may, but without obligation so to do and without notice or demand upon Mortgagor and without releasing Mortgagor from any obligation hereof, and without contesting the validity or amount of the same: (a) make or do the same in such manner and to such extent as it may deem necessary to protect the security hereof, Lender being authorized to enter upon the property for such purposes; (b) pay, purchase, contest or compromise any encumbrance, charge, or lien, which in Lender's judgment is or appears to be prior or superior hereto; and (c) in exercising any such power, pay necessary expenses.

     (11) Sums Advanced to Bear Interest and To Be Added to Indebtedness. Mortgagor agrees to pay immediately upon demand any sums advanced or paid by Lender under any clause or provision of this Mortgage or any other loan document executed in connection with the indebtedness evidenced by the Note and secured hereby. Any such sum, until so repaid, shall be added to the indebtedness secured hereby and bear interest from the date it was advanced or paid at the same interest rate as the Note compounded monthly and shall be secured by this Mortgage. Mortgagor further agrees that Lender shall be subrogated to the lien of any mortgage or other encumbrance, satisfied in whole or in part by any advances made by Lender hereunder.

     (12) Application of Funds. Lender shall have the right at its sole discretion to direct the manner in which payments or proceeds (other than principal and interest payments under the Note) shall be applied upon or allocated among the various items comprising Mortgagor's indebtedness or obligations under this Mortgage or any other loan document.

     (13) Right of Lender to Declare All Sums Due on Any Transfer, Etc. Lender shall have the right, at its option, to declare any indebtedness and obligations secured hereby, irrespective of the maturity date specified in any note or agreement evidencing the same, due and payable within thirty (30) days after such declaration if: (a) Mortgagor or any successor in interest to Mortgagor of the Property sells, enters into a contract to sell on a land or installment basis, conveys, alienates or mortgages the Property or any part thereof, or suffers its title or any interest therein to be divested, whether voluntary or involuntarily, or leases the Property, or any part thereof, for a term of three (3) years or more, or changes or permits to be changed the character or use of the Property, or drills or extracts or enters into a lease for the drilling for or extracting of oil, gas or other hydrocarbon substance or any mineral of any kind or character on the Property; (b) Mortgagor is a partnership and the interest of a general partner is assigned or transferred; (c) Mortgagor or the beneficial owners of Mortgagor is a corporation or partnership, the managing general partner of which is a corporation and more than twenty-five percent (25%) of the stock of such corporation is sold, transferred or assigned during a twelve (12) month period; (d) Mortgagor is a trust and there is a change of beneficial interest with respect to more than twenty-five percent (25%) of such beneficial interest or said beneficial interest is assigned to another party; (e) Mortgagor has made any material misrepresentation or failed to disclose any material fact in those certain financial and other written representations and disclosures made by Mortgagor in order to induce Lender to enter into the transaction evidenced by the Note or notes or agreements which this Mortgage secures; (f) Decade Companies Income Properties, a Wisconsin limited partnership ("DCIP") either (i) causes or permits the transfer of a general partnership interest in DCIP or (ii) sells, enters into a contract of sale, conveys or otherwise causes or permits, whether voluntarily or involuntarily, a transfer of title in or to the real property described in Exhibit B hereto ("Phase IV Property"), or any part thereof or interest therein; (g) Decade's Monthly Income and Appreciation Fund, a Wisconsin limited partnership ("DMIAF") either (i) causes or permits the transfer or assignment of a general partnership interest in DMIAF or (ii) sells, enters into a contract of sale, conveys or otherwise causes or permits, whether voluntarily or involuntarily, a transfer of title in or to the real property described in Exhibit C hereto ("Phase I Property"), or any part thereof or interest therein; (h) either the Phase I Property or Phase IV Property ceases to be managed and operated by Decades Properties, Inc., a Wisconsin corporation; or
          (i) Jeffrey Keierleber sells, enters into an agreement to sell, conveys, alienates, mortgages or otherwise encumbers his general partnership interest in and to Decade Companies, a Wisconsin general partnership.

     (14) No Waivers by Lender. No waiver by Lender of any right under this Mortgage shall be effective unless in writing. Waiver by Lender of any right granted to Lender under this Mortgage or of any provision of this Mortgage as to any transaction or occurrence shall not be deemed a waiver as to any future transaction or occurrence. By accepting payment of any sum secured hereby after its due date or by making any payment or performing any act on behalf of Mortgagor, or by adding any payment so made by Lender to the indebtedness secured hereby, Lender does not waive its right to require prompt payment when due of all other sums so secured or to require prompt performance of all other acts required hereunder, or to declare a default for failure so to pay.

     (15) Modification in Writing. This Mortgage cannot be changed or modified except as otherwise provided in this Mortgage or by agreement in writing signed by Mortgagor, or any successor in interest to Mortgagor, and Lender.

     (16) Remedies. No remedy herein provided shall be exclusive of any other remedy herein or now or hereafter existing by law, but shall be cumulative. Every power or remedy hereby given to Lender or to which it may be otherwise entitled, may be exercised from time to time and as often as may be deemed expedient, and Lender may pursue inconsistent remedies. If Lender holds any additional security for any obligation secured hereby, it may enforce the sale thereof at its option, either before, contemporaneously with, or after the order of foreclosure is entered or sale is made hereunder, and on any event of default of Mortgagor. Lender may, at its option, offset against any indebtedness owing by it to Mortgagor, the whole or any part of the indebtedness secured hereby. Lender is hereby authorized and empowered at its option, without any obligation to do so, and without affecting the obligations hereof, to apply toward the payment of any indebtedness secured hereby and of the Mortgagor to the Lender, any and all sums or money which the Lender may have in its possession or under its control, including without limiting the generality of the foregoing, the indebtedness evidenced by an escrow or trust funds. In order to assure the definiteness and certainty of the rights and obligations herein provided, Mortgagor waives any and all rights of offset of claims, and no offset shall relieve Mortgagor from paying installments on the obligations secured hereby as they become due.

     (17) Events of Default. In the event that Mortgagor shall fail to pay the monthly installments due under the Note within ten (10) days of the due date, or in the event that Mortgagor shall fail to pay any monetary amounts demanded, in writing, by Lender, pursuant to the provisions of this Mortgage or other loan documents within thirty (30) days of such demand, or in the event that Mortgagor shall fail to perform any obligations or conditions required of it, pursuant to this Mortgage, after thirty (30) days prior written notice of such failure, Lender may treat any such failure as an event of default entitling Lender to declare all indebtedness due under this Mortgage and the Note secured hereby immediately due and payable without further notice or demand. Provided that if a non-monetary default cannot with reasonable diligence be cured within said thirty
          (30) day period and Mortgagor has commenced the cure and is proceeding diligently, the time before the right of acceleration accrues shall be extended to the time that with reasonable diligence such cure can be effected.

     (18) Foreclosure of Mortgage. When the indebtedness hereby secured shall become due whether by acceleration or otherwise, the Lender shall have the right to foreclose the lien hereof. In any suit to foreclose the lien hereof, there shall be allowed and included as additional indebtedness in the order of foreclosure or sale all expenditures and expenses which may be paid or incurred by or on behalf of Lender for reasonable attorneys' fees, appraisers' fees, outlays for documentary and expert evidence, stenographer's charges, publication cost and costs of procuring all abstracts of title or commitments for title insurance. Such fees, charges and costs may be estimated as to items to be expended after entry of the order of foreclosure or sale as Lender may deem reasonably necessary either to prosecute such suit or to evidence to bidders at any sale which may be had pursuant to such decree the true condition of the title to or the value of such property. All expenditures and expenses of the nature mentioned in this paragraph shall become so much additional indebtedness secured hereby and shall be immediately due and payable with interest thereon at the rate specified in the Note secured hereby. Such expenditures and expenses shall include expenditures made in connection with: (a) any proceeding to which Lender shall be a party, either as plaintiff, claimant or defendant, by reason of this Mortgage or any indebtedness hereby secured; (b) preparation for the commencement of any suit for foreclosure hereof after accrual of such right to foreclose whether or not actually commenced; (c) preparations for the defense of any threatened suit or proceeding which might affect the Property or the security hereof, whether or not actually commenced; (d) any efforts for collection of any past due indebtedness secured hereby. The proceeds of any foreclosure sale of the Property shall be distributed and applied in the following order of priority: first on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in this paragraph; second, all other items which under the terms hereof constitute indebtedness secured by this Mortgage; third, any surplus to Mortgagor, its successors or assigns, as their rights may appear.

     (19) Appointment of Mortgagee in Possession or Receiver. Upon or at any time after the filing of a complaint to foreclose this Mortgage, the court in which such complaint is filed may appoint Lender as mortgagee in possession or may appoint a receiver of the Property. Such appointment may be made either before or after sale, without notice, without regard to the solvency or insolvency at the time of application of the person or persons, if any, liable for the payment of the indebtedness secured hereby and without regard to the then value of the Property or whether the same shall be then occupied as a homestead or not. Such receiver or mortgagee in possession shall have power to collect the rents, issues and profits of the Property during the pendency of such foreclosure suit, as well as during any further times when Mortgagor, its successors or assigns, except for the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of said period. The court from time to time may authorize the receiver or Mortgagee in possession to apply the net income held by either of them in payment in whole or in part of the indebtedness and other sums secured hereby, or in payment of any tax, special assessment or other lien which may be or become superior to the lien hereof or superior to an order foreclosing this Mortgage, provided such application is made prior to foreclosure sale. In case of a judicial sale, the Property, or so much thereof as may then be affected by this Mortgage, may be sold in one parcel.

     (20) Sale by Lender. Upon the happening of an event of default, as defined in Paragraph 17 hereof, then and in every such case Lender, in its discretion, may, to the extent permitted by law, with or without entry, personally or by attorney, sell to the highest bidder all or any part of the Property, and all right, title, interest, claim, and demand therein, and the right of redemption thereof, in one lot as an entirety, or in separate lots, as Lender may elect, and in one sale or in any number of separate sales, held at one time or at any number of times, which said sale or sales shall be made at public auction at such place in the county in which the Property to be sold is situated and at such time and upon such terms as may be fixed by Lender and briefly specified in the notice of such sale or sales. Any sale by Lender may, nevertheless, at its option, be made at such other place or places, and in such other manner, as may now or hereafter be authorized by law. Any such sale may, at the option of Lender, be made subject to the rights of any tenant or tenants of the Property. Notice of any sale by Lender pursuant to the provisions hereof shall state the time and place when and where the same is to be made and shall contain a brief general description of the Property to be sold and shall be sufficiently given if given in a manner provided by law. Upon completion of any sale or sales, as specified above, Lender shall transfer and deliver, or cause to be transferred and delivered, to the accepted purchaser or purchasers, the Property so sold, and, to the extent permitted by law, Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Mortgagor, in its name and stead, to make all necessary transfers of property thus sold, and, for that purpose, Lender may execute and deliver, for and in the name of Mortgagor, all necessary instruments of assignment and transfer, Mortgagor hereby ratifying and confirming all that its said attorney-in-fact shall lawfully do by virtue hereof.

     (21) Waiver of Statute of Limitations. Time is of the essence in all Mortgagor's obligations hereunder; and to the extent permitted by law, Mortgagor waives all present or future statutes of limitation with respect to any debt, demand or obligation secured hereunder in any action or proceeding for the purpose of enforcing this Mortgage or any rights or remedies hereunder including the right to assert any claim barred by a statute of limitations as an offset or counterclaim in an action to enforce this Mortgage or the indebtedness secured hereby.

     (22) Inspection and Business Records. Lender at any time during the term of this Mortgage or any extension or renewal thereof may, upon prior notice, enter and inspect the Property at any reasonable time. Mortgagor agrees that it will keep and maintain at all times at the business address provided in the Note or at such other address as Lender may approve, complete and accurate books of account and records and will provide annual operating statements for the property within one hundred twenty (120) days of the end of each calendar year. Annual operating statements will include current rent rolls and the status of security deposits for each tenancy and will be in form and content prepared according to usual and acceptable accounting principles and practices. Mortgagor further agrees when requested by Lender to promptly deliver in writing at Mortgagor's cost and expense such further additional information as reasonably required by Lender relating to any financial statements of the Property or to provide financial statements and information concerning the beneficiary of Mortgagor.

     (23) Governing Law; Severability. The loan secured by this Mortgage is made pursuant to, and shall be construed and governed by, the laws of the United States of America and the rules and regulations promulgated thereunder, including the federal laws, rules and regulations for federal savings and loan associations. If any paragraph, clause or provisions of this Mortgage or the Note or any other notes or obligations secured by this Mortgage is construed or interpreted by a court of competent jurisdiction to be void, invalid or unenforceable, such decision shall affect only those paragraphs, clauses or provisions so construed or interpreted and shall not affect the remaining paragraphs, clauses and provisions of this Mortgage or the Note or other notes or obligations secured by this Mortgage.

     (24) Injury to Property. All causes of action of Mortgagor, whether accrued before or after the date of this Mortgage, for damage or injury to the Property or any part thereof, or in connection with the transaction financed in whole or in part by the funds loaned hereunder by Lender, or in connection with or affecting the Property or any part thereof, including causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are, at Lender's option, assigned to Lender, and, subject to Paragraph 8 hereof, the proceeds thereof shall be paid to Lender, which, after deducting therefrom all its expenses, including reasonable attorneys' fees, Lender may apply such proceeds to the sums secured by this Mortgage or to any deficiency under this Mortgage or may release any monies so received by it or any part thereof, as Lender may elect. Lender may at its option appear in and prosecute in its own name any action or proceeding to enforce any such cause of action and may make any compromise or settlement thereof. Mortgagor agrees to execute any further assignments and other instruments as from time to time may be necessary to effectuate the foregoing provisions as Lender shall request.

     (25) Misrepresentation or Non-Disclosure. Mortgagor or its beneficiaries have made certain written representations and disclosures in order to induce Lender to make the loan evidenced by the Note or notes which this Mortgage secures. In the event that there has been any material misrepresentation or failure to disclose any material information in connection with the loan application and the supporting loan documentation then, irrespective of the maturity date specified in the Note or notes, such misrepresentations or non-disclosure shall permit Lender to declare all indebtedness secured hereby immediately due and payable.

     (26) Waiver of Homestead. Mortgagor hereby waives all right of homestead exemption in or relating to such Property.

     (27) Notice to Mortgagor. Any notice to the Mortgagor provided for in this Mortgage or Note or notes secured hereby shall be deemed given when it is deposited certified or registered return receipt requested in the United States mail, postage prepaid, addressed to Mortgagor at the address of the Mortgagor as it appears in Lender's records pertaining to the loan at the time notice is given. If no other address is given, the address for service provided in the Note shall be sufficient.

     (28) General Provision. (a) This Mortgage applies to, inures to the benefit of, and binds, all parties hereto and their successors and assigns; (b) the term "Lender" shall mean the owner and holder (including a pledgee) of any note secured hereby, whether or not named as Lender herein; (c) wherever the context so requires, the masculine, feminine, and neuter genders each include the others, the singular number includes the plural, and vice versa; and (d) captions and paragraph headings used herein are for convenience only, are not a part of this Mortgage and shall not be used in construing it.

     (29) Adjustable Mortgage Loan Provisions and Due Date. The Note which this Mortgage secures is an adjustable mortgage loan on which the interest rate may be adjusted from time to time in accordance with a monthly increase or decrease in an index all as provided in said Note. From time to time the monthly installment payments due under said Note may not be sufficient to pay all interest due in which case unpaid interest will be added to principal. In no case shall the unpaid interest added to the principal exceed two hundred percent (200%) of the original principal indebtedness. If not sooner paid, all indebtedness due under the Note, the Mortgage and all loan documents securing said Note shall be due and payable on December 10, 2004.

     (30) Acceleration in Case of Insolvency. Notwithstanding anything contained in this Mortgage or the Note to the contrary, if Mortgagor or the owner of the beneficial interest of Mortgagor shall voluntarily file a petition under the Federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor Federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if said Mortgagor or owner shall fail to obtain a vacation or stay of involuntary proceedings brought for the reorganization, dissolution or liquidation under a bankruptcy or insolvency act within a reasonably prompt time after such filing or if said Mortgagor or owner shall be adjudged a bankrupt, or if a trustee or receiver shall be appointed for either of them or their property, or if the Property shall become subject to the jurisdiction of a Federal bankruptcy court or similar state court, or if a Mortgagor or owner shall make an assignment for the benefit of their respective creditors, or if there is an attachment, execution or other judicial seizure of any portion of their respective assets and such seizure is not discharged within ten (10) days, then Lender may, at Lender's option, declare all indebtedness due under this Mortgage and the Note secured hereby to be immediately due and payable without prior notice, and Lender may invoke any remedies permitted by Paragraph 18 of this Mortgage. Any attorneys' fees and other expenses incurred by Lender in connection with such bankruptcy or any of the other aforesaid events shall be additional indebtedness of Mortgagor secured by this Mortgage and payable on demand.

     (31) Waiver of Certain Rights. Mortgagor hereby waives any and all rights of redemption from sale under any order of foreclosure of this Mortgage on its own behalf and on behalf of each and every person, to the full extent permitted by law. Mortgagor hereby acknowledges and agrees to the provisions of Section 846.101 and 846.103(2) of the Wisconsin Statutes, as they may apply to the Property and as may be amended, permitting Lender in the event of foreclosure to waive the right to judgment for deficiency and to hold the foreclosure sale within the time provided in such applicable Section.

     (32) Management of Property. The Property, Phase I Property and Phase IV Property shall be managed at all times by an entity ("Manager") acceptable to Lender. Lender hereby approves of the management of the Property by Decade Properties, Inc., a Wisconsin corporation. Such Manager shall operate and manage the Property, Phase I Property and Phase IV Property under a management agreement or agreements which shall be satisfactory in form and substance to and approved in writing by Lender; and the Manager shall execute such agreement with Lender as Lender shall require with respect to said management agreement or agreements and Lender's rights with respect thereto. Any and all payments due under any agreement to manage the Property shall be subordinate to all payments due under the Note and this Mortgage. All laws, regulations and ordinances regarding the employment and payment of persons engaged in the operation and management of the Property, Phase I Property and Phase IV Property shall be complied with. Any failure to so comply, or in the event the Property, Phase I Property and Phase IV Property is managed by an entity that has not been approved in writing by Lender as aforesaid, shall constitute an event of default under this Mortgage entitling Lender to declare the entire indebtedness evidenced by the
          Note immediately due and payable.

     (33) Status Certificate. Mortgagor shall within ten days of a written request from Lender furnish Lender with a written statement duly acknowledged, setting forth the sums secured by this Mortgage and any right of setoff, counterclaim or other defense which exists against such sums and the obligations of this Instrument.

     (34) Nonrecourse Letter.  Lender's rights under this
          Mortgage are subject to the terms and provisions of that certain Nonrecourse Agreement entered into by and between Lender and Mortgagor dated November 22, 1989.

     (35) Release. Upon the payment in full to Lender of all sums due and payable under the Note and this Mortgage, Lender shall prepare and deliver to Mortgagor a release sufficient to cause the release of Lender's rights hereunder. Mortgagor shall pay to Lender a reasonable sum to cover Lender's costs in connection with the preparation of such release.

     IN WITNESS WHEREOF, Mortgagor has executed this Mortgage on the day and year first above written.


DECADE COMPANIES INCOME PROPERTIES
- A LIMITED PARTNERSHIP, a
Wisconsin limited partnership, by
Decade Companies, a Wisconsin
general partnership, its sole
general partner


By:  /s/ Jeffrey Keierleber
     Jeffrey Keierleber, a general
     partner

STATE OF WISCONSIN     )
                       ) SS:
COUNTY OF MILWAUKEE    )


     I, Mary Neese Fertl, a Notary Public, in and for and residing in Milwaukee County, in the State aforesaid, DO HEREBY CERTIFY that JEFFREY KEIERLEBER, the general partner, of Decade Companies, a Wisconsin general partnership and sole general partner of Decade Companies Income Properties - A Limited Partnership ("DCIP"), personally known to me to be the same person whose name is subscribed in the foregoing instrument as such general partner, appeared before me this day in person and being first duly sworn by me acknowledged that he signed and delivered the said instrument as his free and voluntary act and as the free and voluntary act of both Decade Companies and DCIP, for the uses and purposes therein set forth.

     IN WITNESS WHEREOF, I have hereunto set my hand and Notarial
Seal this 22 day of November, 1989.



                              /s/ Mary Neese Fertl
                                        Notary Public
                              MARY NEESE FERTL
                              My commission is permanent

                            EXHIBIT A

                        Legal Description



Parcel 1:

Lot 2, Certified Survey Map 1872, recorded in Vol. 7 of
Certified Survey Maps, page 312, #1450832, in the City of
Madison, Dane County, Wisconsin

Parcel 2:

Lot 1, Certified Survey May 2982, recorded in Vol. 11 of
Certified Survey Maps, page 399, #1593409, in the City of
Madison, Dane County, Wisconsin

Parcel 3:

That certain Easement Declaration recorded in Vol. 997 of
Records, page 299, #1593405; re-recorded in Vol. 1850 of Records, page 4, #1662733, as amended by that certain First Amendment to Easement Declaration dated ________________ 1989, recorded in
Vol. ___ of Records, page ___, #______________________;

Parcel 4:

That certain Recreational Easement Agreement dated ________,
1989, recorded in Vol. ____ of Records, page ____ , #____________

                            EXHIBIT B

                        Legal Description





Parcel 1:

Lot 1, Certified Survey Map, 1872, recorded in Vol. 7 of
Certified Survey Maps, page 312, #1450832, in the City of
Madison, Dane County, Wisconsin

Together with that part of vacated Thompson Blvd. conveyed in Vol. 1411 of Records, page 15, #1650385

                            EXHIBIT C

                        Legal Description





Parcel 1:

Lots 2 and 3, Certified Survey Map 2982, recorded in Vol. 11 of
Certified Survey Maps, page 399, #1593404, in the City of
Madison, Dane County, Wisconsin

                            GUARANTY

               GUARANTY.  For value received and to induce
______________________________________________ (the "Lender"), to
extend credit to ______________________________________, a
_______________ [corporation, partnership, other entity] (the "Borrower"), STEELCASE INC., a Michigan corporation (the "Guarantor"), hereby guarantees[, subject to the limitations contained in the next paragraph,] payment of the Guaranteed Obligations when due or, to the extent not prohibited by law, at the time the Borrower becomes the subject of bankruptcy or other insolvency proceedings. As used herein, the term "Guaranteed Obligations" shall mean: (a) the indebtedness of the Dealer to the Lender arising under that certain [name of primary loan agreement] dated as of [date of agreement], between the Dealer and the Lender, and (b) the principal of, all interest on, and other amounts due under or in respect of that certain [promissory note dated as of _____________] (the "Note") in the original principal amount of $____________ issued by the Dealer payable to the Lender, including without limitation the amount of any payments made to the Lender or another by or on behalf of the Dealer that are recovered from the Lender by a trustee, receiver, creditor or other party pursuant to applicable federal or state law. The Guaranteed Obligations shall also include any of the Note, provided that such renewal, refinancing, extension or modification shall not increase the principal amount of, or interest rate payable on, the Note. This Guaranty shall be enforceable as to all Guaranteed Obligations, despite any discharge of the Borrower in bankruptcy, or any adjustment of the debts, liabilities and obligations of Borrower in bankruptcy, reorganization or insolvency proceedings or pursuant to any other compromise with creditors. This is a guaranty of payment.

          [LIMITATION. The liability of the Guarantor under this Guaranty is limited to $__________________________, plus fees and expenses payable by the Guarantor under this Guaranty.]

          WAIVER. To the extent not prohibited by law, the Guarantor expressly waives: (i) notice of the acceptance of this Guaranty, the creation of any Guaranteed Obligation, default under any Guaranteed Obligation, or proceedings to collect from the Borrower or any other party; provided, however, that the Guarantor does not waive notice, and the Lender shall provide prior written notice to the Guarantor, of any acceleration of the maturity of the Guaranteed Obligations and the commencement of any action by the Lender to enforce its remedies against the Borrower or any collateral for the Guaranteed Obligations; (ii) all diligence of collection, (iii) presentment, demand, notice and protest in respect of any Guaranteed Obligation, and (iv) any right to disclosures from the Lender regarding the financial condition of the Borrower or regarding the collectibility or enforceability of any Guaranteed Obligation.

          SUBROGATION. No claim for contribution or subrogation that the Guarantor may have against a co-guarantor or the Borrower arising out of any payment made by the Guarantor in respect of the Guaranteed Obligations shall be enforced, nor any payment in respect of such a contribution or subrogation claim accepted by the Guarantor, until the Guaranteed Obligations are paid in full and all payments to the Lender in respect of the Guaranteed Obligations are not subject to any right of recovery.

          GOVERNING LAW. This Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan applicable to agreements made and wholly performed within such state.

          NOTICES. All communications or notices required or permitted by this Guaranty shall be in writing (including without limitation facsimile transmission promptly confirmed by mail or courier) and shall be deemed to have been given upon delivery if hand delivered, or upon deposit in the United States mail, postage prepaid, or upon deposit with a nationally recognized overnight commercial carrier, airbill prepaid, and addressed as follows, unless and until any of such parties notifies the others in accordance with this paragraph of a change of address:

     If to the Guarantor:     Steelcase Inc.
                              901 - 44th Street SE
                              Grand Rapids, Michigan 49508
                              Attention: ________________________


     If to the Lender:        ___________________________________
                              ___________________________________
                              ___________________________________
                              Attention: ________________________

          EXPENSES AND ATTORNEYS' FEES. The Guarantor shall pay all fees and expenses incurred by the Lender, including the reasonable fees of counsel, in connection with the protection and enforcement of the Lender's rights under this Guaranty.

          REVOCATION. This is a continuing guaranty and shall remain in full force and effect until the Lender receives written notice of its revocation signed by the Guarantor. Upon revocation, this Guaranty shall continue in full force and effect as to all Guaranteed Obligations contracted for or incurred before revocation, and as to them the Lender shall have the rights provided by this Guaranty as if no revocation had occurred. Any renewal or extension of any Guaranteed Obligation, whether made before or after revocation, shall constitute an Guaranteed Obligation contracted for or incurred before revocation, provided that such renewal or extension does not increase the amount of the Guaranteed Obligations. Obligations contracted or incurred before revocation shall also include credit extended after revocation pursuant to commitments made before revocation.

          PERSONS BOUND. This Guaranty benefits the Lender, its successors and assigns, and binds the Guarantor, its successors and assigns.

Dated as of _______________________.

                              STEELCASE INC.

                              By: _______________________________
                              Its:_______________________________